EXHIBIT 10.2

AMENDED AND RESTATED REVOLVING NOTE

$24,000,000	October 10, 2013

FOR VALUE RECEIVED, the undersigned, Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (“Parent”), Frederick’s of Hollywood Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, Parent, Frederick’s and Stores, individually, each individually a “Borrower”, and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of Salus CLO 2012-1, Ltd. (“Lender”), on the Termination Date described in the Credit and Security Agreement, dated as May 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and entered into between Borrowers, Lender and the other lenders party thereto, at Salus Capital Partners, LLC’s office at 197 First Avenue, Suite 250, Needham, MA 02494, or at any other place designated at any time by the Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY FOUR MILLION AND NO/100 DOLLARS ($24,000,000) or the aggregate unpaid principal amount of all Advances (other than the Tranche A-2 Advance) (each as defined in the Credit Agreement), whichever is less, on such date or dates as are required by the Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office at the rates and at such times as are set forth in the Credit Agreement. This Revolving Note may be prepaid only in accordance with the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for the acceleration of this Revolving Note. This Revolving Note is secured, among other things, by the Credit Agreement and the Security Documents as defined in the Credit Agreement, and by any other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements that may subsequently be given for good and valuable consideration as security for this Revolving Note.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Revolving Note amends, restates and replaces that certain Revolving Note dated as of May 31, 2012 by the Borrowers payable to the Lender in the original principal amount of $24,000,000 (the “Original Note”). Upon the Lender’s acceptance of this Revolving Note, the Original Note shall be deemed cancelled and of no further force and effect.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT LAWS) OF THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Borrowers has caused this Amended and Restated Revolving Note to be executed and delivered by its duly authorized officer on the date first above written.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

[Amended and Restated Revolving Note]